Exhibit 99.1

Inphi Corporation Announces Third Quarter 2011 Results

SANTA CLARA, Calif., October 26, 2011 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, today announced financial results for its third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $16.5 million, compared with $21.9 million for the third quarter of 2010.

As reported under U.S. generally accepted accounting principles (GAAP), net loss for the third quarter of 2011 was $2.6 million, or ($0.10) per diluted common share, compared with GAAP net income of $3.6 million, or $0.05 per diluted common share, for the third quarter of 2010. GAAP net income and earnings per share for 2010 reflect in part a large income tax benefit recorded in 2010 related to the release and reversal of valuation allowances against deferred tax assets provided in previous periods.

Gross margin on a GAAP basis for the third quarter of 2011 was 60.1% of revenue, compared with 65.4% of revenue for the third quarter of 2010.

Inphi reports gross margin, net income, and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for the third quarter of 2011 was 65.2% of revenue, compared with 65.5% for the third quarter of 2010.

Inphi announced in August 2011 that it had discontinued the sale of some acquired legacy products in Taiwan and transitioned the site to be a design-only center. As a result, the company recorded $1.6 million in a restructuring expense, primarily comprised of the write-off of certain intangible assets, as reflected in this quarter’s GAAP financial statements.

Non-GAAP net income for the third quarter of 2011 was $0.2 million, or $0.01 per diluted common share. This compared with non-GAAP net income of $2.6 million, or $0.13 per diluted share, for the third quarter of 2010. Non-GAAP diluted earnings per share was lower in the third quarter of 2011 due to lower non-GAAP net income, a higher number of shares outstanding related to the company’s issuance of common shares and the conversion of preferred shares into common shares, both in connection with the company’s initial public offering.

“Q3 was a tough quarter,” said Young K. Sohn, President and CEO of Inphi. “Inphi is experiencing near-term macroeconomic headwinds as a part of supply chains that have focused on minimizing inventory risk. As a product cycle-driven company, we expect growth to resume upon the introduction of exciting next-generation platforms. Despite these near-term challenges, our design win pipeline continues to grow. We expect our iMB™ and RDIMM products to benefit from strong demand for next-generation computing platforms in early 2012. In addition, now that our new 100GbE iPHY™ CMOS solutions are sampling, we are working hard to translate the high degree of interest into additional design wins in both the networking and data center markets. We believe strongly in our growth opportunities for 2012 and beyond.”

Recent Highlights

•	Announced availability of the industry’s first, lowest power100GbE CMOS PHY solutions that support the IEEE 802.3ba standard and target next-generation high density 100G line cards.

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At the European Conference on Optical Communication (ECOC) 2011, Inphi successfully demonstrated its 100GbE technology with the industry’s first 100GbE CMOS PHY solutions and its interoperable companion chip, the IN2841TA, a transimpedance amplifier/limiting amplifier for 100GbE receivers.

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At the Intel Developer Forum (IDF) in September 2011, Hewlett-Packard Company, Samsung Electronics Co., Ltd, ANSYS, Inc., Intel Corporation and Inphi participated together on a panel that highlighted the value of LRDIMM technology for end-user applications in an enterprise environment.

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In October 2011, Intel Memory Operations posted to the Intel web site LRDIMM validation results with the future Intel® Xeon® Processor E5 family showing Inphi as the only qualified LRDIMM supplier across an array of different memory modules from different module makers. Intel has published its LRDIMM validation results at http://download.intel.com/technology/memory/DDR3_LRDIMM_SNB-EP_memory_list_111014.pdf.

Nine Months 2011 Results

For the nine months ended September 30, 2011, revenue was $62.0 million, consistent with revenue for the first nine months ended September 30, 2010. GAAP net income for the nine months ended September 30, 2011 was $2.2 million, or $0.08 per diluted share, on approximately 29.4 million diluted weighted average common shares outstanding. This compared with GAAP net income of $23.2 million, or $0.46 per diluted share, on approximately 5.6 million diluted weighted average common shares outstanding for the nine months ended September 30, 2010.

Non-GAAP net income for the nine months ended September 30, 2011 was $7.0 million, or $0.24 per diluted weighted average common share outstanding. This compared with non-GAAP net income of $7.5 million for the nine months ended September 30, 2010, or $0.37 per diluted weighted average common share outstanding, including the assumed conversion of preferred shares into common shares related to the initial public offering, for the nine months ended September 30, 2010.

Business Outlook

The following statements are based on our current expectations for the fourth quarter of 2011. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in a range of $15.5-$17.5 million for the fourth quarter of 2011.

•	GAAP gross margin and non-GAAP gross margin are expected to continue to be in the range of 64%-65%, respectively.

•	Stock-based compensation expense is expected to be in the range of $2.0 million to $2.1 million.

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GAAP net loss is expected to be in the range of ($1.4) million to ($0.7) million, or ($0.05)-($0.02) per diluted common share, on approximately 27.5 million diluted weighted average common shares outstanding.

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Non-GAAP results, excluding stock-based compensation expense, are expected to be between a net loss of ($0.3) million and net income of $0.6 million, or between ($0.01) -$0.02 per diluted common share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Young K. Sohn, President and Chief Executive Officer, and John S. Edmunds, Vice President and Chief Financial Officer, to discuss third quarter of 2011 results.

The call can be accessed by dialing 866-831-6234; international callers should dial 617-213-8854, participant passcode: 31248946. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s Website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, providing high signal integrity at leading-edge data speeds that are designed to address bandwidth bottlenecks in networks, minimize latency in computing environments and enable the rollout of next generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, storage platforms, test and measurement equipment and military systems. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter of 2011 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, stock-based compensation expenses, net income and operating margin performance, benefits of using non-GAAP financial measures, our growth, future success for various products, the demand for our solutions, our ability to enable the rollout of next generation products, and other operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification process; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products, reliance on third parties to manufacture, assemble and test products; ability to compete and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Registration Statement on Form S-1, as amended, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. iMB and iPHY are trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$16,482	$21,862	$61,987	$62,047
Cost of revenue	6,573	7,555	22,418	22,086

Gross margin	9,909	14,307	39,569	39,961

Operating expenses:
Research and development	6,951	6,719	20,612	16,911
Sales and marketing	3,886	2,347	9,605	6,471
General and administrative	2,570	2,332	6,989	6,803

Total operating expenses	13,407	11,398	37,206	30,185

Income (loss) from operations	(3,498)	2,909	2,363	9,776
Other income	142	70	273	63

Income (loss) before income taxes	(3,356)	2,979	2,636	9,839
Provision (benefit) for income taxes	(725)	(600)	424	(13,317)

Net income (loss)	$(2,631)	$3,579	$2,212	$23,156

Net income (loss) allocable to common and participating common securities	$(2,631)	$279	$2,212	$2,606

Earnings per share:
Basic	$(0.10)	$0.11	$0.08	$1.15

Diluted	$(0.10)	$0.05	$0.08	$0.46

Weighted-average shares used in computing earnings per share:
Basic	27,477,137	2,348,281	26,471,544	2,183,267
Diluted	27,477,137	6,040,009	29,365,902	5,634,604

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$66	$32	$226	$59
Research and development	851	549	2,196	911
Sales and marketing	584	155	1,382	324
General and administrative	490	197	1,130	489

	$1,991	$933	$4,934	$1,783

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$28,388	$110,172
Short-term investments in marketable securities	88,400	—
Accounts receivable, net	10,351	10,052
Inventories	6,797	5,095
Deferred tax assets and other current assets	7,325	5,245

Total current assets	141,261	130,564

Property and equipment, net	9,006	7,206
Goodwill and intangible assets, net	5,875	7,471
Deferred tax assets and other assets	16,529	13,716

Total assets	$172,671	$158,957

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,857	$6,692
Accrued expenses and other current liabilities	3,787	4,338
Deferred revenue	1,791	2,647

Total current liabilities	10,435	13,677

Other liabilities	4,454	2,594

Total liabilities	14,889	16,271

Stockholders’ equity:
Common stock	28	25
Additional paid-in capital	189,339	176,505
Accumulated deficit	(32,432)	(34,644)
Accumulated other comprehensive income	847	800

Total stockholders’ equity	157,782	142,686

Total liabilities and stockholders’ equity	$172,671	$158,957

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, taxes related to the transition to a more international business structure, release of the valuation allowance on our deferred tax assets and restructuring charges of Taiwan subsidiary. It also includes the assumed conversion of all outstanding shares of preferred stock into shares of common stock which occurred in connection with the initial public offering. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income, earnings per share and weighted average shares outstanding in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010		2011	2010
GAAP net income (loss)	$(2,631)	$3,579		$2,212	$23,156
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense, net of tax effect	1,173 (a)	888	(a)	3,183 (a)	1,687	(a)
Transitional tax effects of moving to an internationally based structure	—	2,591	(b)	—	4,142	(b)
Reversal of valuation allowance on deferred tax assets	—	(4,449	) (c)	—	(21,450	) (c)
Taiwan restructuring charges	1,646 (d)	—		1,646 (d)	—

Non-GAAP net income	$188	$2,609		$7,041	$7,535

Shares used in computing GAAP basic earnings per share	27,477,137	2,348,281		26,471,544	2,183,267
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of the period	—	14,795,411	(e)	—	14,588,569	(e)

Shares used in computing non-GAAP basic earnings per share	27,477,137	17,143,692		26,471,544	16,771,836

Shares used in computing diluted earnings per share	29,316,086	6,040,009		29,365,902	5,634,604
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of the period	—	14,795,411	(e)	—	14,588,569	(e)

Shares used in computing non-GAAP diluted earnings per share	29,316,086	20,835,420		29,365,902	20,223,173

Non-GAAP earnings per share:
Basic	$0.01	$0.15		$0.27	$0.45

Diluted	$0.01	$0.13		$0.24	$0.37

GAAP gross margin as a % of revenue	60.1%	65.4%		63.8%	64.4%
Stock-based compensation:
Cost of revenue	0.4%	0.1%		0.4%	0.1%
Restructuring charges	4.7%	—		1.3%	—

Non-GAAP gross margin as a % of revenue	65.2%	65.5%		65.5%	64.5%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects the transitional tax effects in 2010 of moving to an internationally based structure. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects the tax benefit as a result of the reversal of the valuation allowance established against deferred tax assets. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(d)	During third quarter of 2011, the Company decided to discontinue the sale of acquired legacy products in Taiwan. The restructuring expenses were reflected in the statements of operations for the three and nine months ended September 30, 2011 as follows:

Cost of goods sold	$782
Operating expenses:
Research and development	187
Sales and marketing	671
General and administrative	6

Total	$1,646

The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)	The shares used to compute non-GAAP basic and diluted earnings per share include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of the period presented or the date of issuance, if later. In November 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.